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                                                                  EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders of Individual Investor Group, Inc.


We consent to the incorporation by reference in this Registration Statement of Individual Investor Group, Inc. and Subsidiaries (the "Company") on Form S-8 of the report of Deloitte & Touche dated March 19, 1996, appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York

December 11, 1996






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